UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2004

CARREKER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-24201	75-1622836
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4055 Valley View Lane

Dallas, Texas

75244

(Address of principal executive offices)	(Zip Code)

(972) 458-1981

(Registrant’s telephone number, including area code)

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of
Principal Officers

In a news release issued December 8, 2004, Carreker Corporation announced the appointment of Suzette Massie to the position of Executive Vice President and President of the Company’s Global Payments Consulting division effective December 15, 2004.  Ms. Massie is currently a partner with Accenture Ltd. where she has been employed in various positions since 1990.  Ms. Massie has entered into an employment agreement that calls for her to receive one year’s salary if her employment is terminated other than for cause.  There are no related party transactions between Ms. Massie and the Company.

It was also announced in that release that Michael D. Hansen has chosen to leave the Company.  J. D. (Denny) Carreker, Chairman and Chief Executive Officer will assume the title of President effective December 10, 2004.

Item 9.01	Financial Statements and Exhibits

	(c)	Exhibits.

Exhibit
		Number	Description

		99.1	Carreker Corporation press release dated December 8, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CARREKER CORPORATION
(Registrant)

Date: December 8, 2004	By:	/s/ Tod V. Mongan
Senior Vice President, General Counsel and Secretary